UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 1, 2013

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13400 NE 20th Street, Suite 44

Bellevue, Washington 98005

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase A Direct Financial Obligation or an Off-Balance Sheet Arrangement.

SCOLR Pharma, Inc., a Delaware corporation (the “Company”), ceased its business operations on March 1, 2013. The cessation of operations may constitute an event of default under the Company’s outstanding 8% Senior Secured Convertible Debentures due June, 2013. The Company has $2,545,200 principal amount outstanding under the debentures.

The Debentures are secured by all the Company’s assets pursuant to a Security Agreement dated June 16, 2011 among the Company and CSC Trust Company of Delaware as collateral agent (the “Security Agreement”). Upon certain events of default, the holders of the Debentures may be entitled to accelerate the Company’s obligations under the Debentures and exercise available remedies under the Security Agreement.

Following an event of default, interest on the Debentures accrues at a rate of 18% per annum.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the cessation of its operations described in Item 2.04 above, the Company terminated its remaining employees, including its Chief Executive Officer, Stephen J. Turner, effective March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: March 4, 2013	By:	/s/ Carl J. Johnson
Chairman of the Board of Directors

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